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                                                                   EXHIBIT 99.B4

                   [LOGO OF AMERICAN NATIONAL APPEARS HERE]

                      AMERICAN NATIONAL INSURANCE COMPANY
                        A STOCK LIFE INSURANCE COMPANY


      Annuitant  JOHN DOE             JULY 1, 1997                Date of Issue

  Policy Number  VA123456             JULY 1, 2027                Annuity Date


                         Home Office: One Moody Plaza
                            Galveston, Texas 77550


AMERICAN NATIONAL INSURANCE COMPANY ("We, Us, Our") will pay an annuity payment to the Annuitant at its home office in Galveston, Texas, subject to the provisions of this Policy. The annuity payment will begin on the Annuity Date if the Annuitant is then living. The annuity payment will be payable according to the annuity option selected by the Owner ("You, Your"). The amount of the annuity payment will be based on the Accumulation Value on the Annuity Date.

Prior to the Annuity Date, You may elect to have the Policy surrendered and the Surrender Value paid in a single sum or, with Our consent, under an annuity option as designated in this Policy. Such payment will be in lieu of the annuity payment on the Annuity Date.

If the Annuitant dies before the Annuity Date, this Policy will be terminated. We will pay to the beneficiary a death benefit, subject to the Provisions of the Policy.

This Policy is issued in consideration of the application and receipt of the first Purchase Payment by Us. Your Policy is a legal contract that You have entered in to with Us. READ YOUR POLICY CAREFULLY.

RIGHT TO CANCEL POLICY. You may cancel this Policy by returning it to Us or Our agent within ten days after You receive it, and We will refund the greater of all Purchase Payments made or the Accumulation Value determined as of the date the Policy is returned to Us or Our agent plus the amount for any charges for state premium taxes and Separate Account Expenses deducted prior to and on the date the Policy is returned.

THE ACCUMULATION VALUE IN AMERICAN NATIONAL VARIABLE ANNUITY SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THE ACCUMULATION VALUE IS NOT GUARANTEED.

Signed for Us at Galveston, Texas, on the date of issue.

       /S/ [SIGNATURE APPEARS HERE]        /S/ [SIGNATURE APPEARS HERE]
       ----------------------------        ----------------------------
                 SECRETARY                           PRESIDENT


     NONPARTICIPATING FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY.
          NO DIVIDENDS. ANNUITY BENEFITS PAYABLE AT THE ANNUITY DATE.
  DEATH BENEFIT PAYABLE IN EVENT OF DEATH OF ANNUITANT PRIOR TO ANNUITY DATE.
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                               POLICY PROVISIONS

                                                                       PAGE


 1.   DEFINITIONS OF POLICY TERMS....................................   2,3
 2.   NONPARTICIPATING POLICY........................................     3
 3.   PURCHASE PAYMENTS..............................................     3
 4.   OWNERSHIP AND BENEFICIARY......................................     3
 5.   POLICY ACCOUNTS................................................   4,5
 6.   NONFORFEITURE BENEFITS.........................................   6-8
 7.   DEATH BENEFIT..................................................     9
 8.   ANNUITY OPTIONS................................................  9,10
 9.   GENERAL PROVISIONS.............................................    12

           See the last page for an Alphabetic Guide to this Policy.

                     SECTION 1 DEFINITIONS OF POLICY TERMS

ACCUMULATION PERIOD - The period from the date Accumulation Units are first purchased under the Policy to the earliest of the Annuity Date, the date the Policy is surrendered for its then current value or the date due proof of the Annuitant's death is received at Our home office.

ACCUMULATION UNIT - A standard of measurement used with respect to each Subaccount to calculate the value of the Policy during the Accumulation Period. The value of an Accumulation Unit fluctuates with the value of the shares of the corresponding Portfolio owned by each Subaccount less any applicable deductions.

ACCUMULATION UNIT VALUE - The value of an Accumulation Unit.

ACCUMULATION VALUE - The Accumulation Value of the Policy is the sum of the total Accumulation Units in Subaccounts attributable to Your Policy times the respective Accumulation Unit Value of such Subaccounts and Your value in the Fixed Account.

ANNUITANT - The person on whose life the Policy is written. The Annuitant may also be the Owner.

ANNUITY DATE - The date on which the Accumulation Period changes to the Annuity Period. The Annuity Date must be at least five years after the date of issue. The latest Annuity Date is the Annuitant's age 95.

ANNUITY PERIOD - The period of time during which annuity payments are being made.

ANNUITY UNIT - A standard of measurement used with respect to each Subaccount to calculate the dollar amount of variable annuity payments during the Annuity Period. The value of an Annuity Unit fluctuates with the value of shares of the corresponding Portfolio owned by each Subaccount less any applicable deductions.

DATE OF ISSUE - The date as of which a Policy is issued and the initial net Purchase Payment is credited to the Policy.

FIXED ACCOUNT - An account that is a part of Our General Account to which all or a portion of Net Purchase Payments and transfers may be allocated for accumulation at fixed rates of interest.

GENERAL ACCOUNT - The General Account includes all of Our assets except those assets segregated into Our separate accounts.

NET PURCHASE PAYMENT - The Purchase Payment less any government entity premium tax charge.

NON-QUALIFIED CONTRACT - A Policy issued in connection with a retirement plan that does not receive favorable tax treatment under the Internal Revenue Code.

OWNER ("YOU, YOUR") - The person or entity entitled to exercise all legal rights of ownership in the Policy prior to the Annuity Date or termination of the Policy. You and the Annuitant need not be the same.

POLICY - A Variable Annuity issued pursuant to the Prospectus which sets forth the obligations and contractual promises which We make to You.

POLICY YEAR - The period from the date the first Purchase Payment is credited to the Policy until the immediately preceding day of the succeeding year.

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PORTFOLIO - A separate series of capital securities designed to meet specified investment objectives.

PURCHASE PAYMENT - A payment made into the Policy during the Accumulation
Period.

SEPARATE ACCOUNT EXPENSES - A daily charge deducted from the Accumulation Value in each Subaccount. These expenses reimburse Us for accepting mortality and expense risks and administrative expenses. Also, an annual fee is deducted from Your Accumulation Value in each Subaccount on the last day of each Policy Year. The annual fee will be waived if the Accumulation Value is greater than $50,000 on the last day of each Policy Year.

SIX-YEAR ANNIVERSARY DATE - The last day of each Policy Year prior to the Annuitant's 75th birthday which is evenly divisible by six.

SUBACCOUNT - A subdivision of the Separate Account. Each Subaccount invests exclusively in the shares of a corresponding Portfolio.

SURRENDER VALUE - The Accumulation Value on the date of surrender less any surrender charge.

VALUATION DATE - A Valuation Date is any day on which the New York Stock Exchange ("NYSE") is open for trading.

VALUATION PERIOD - The period commencing at the close of regular trading on the NYSE on one Valuation Date and ending at the close of regular trading on the NYSE on the next succeeding Valuation Date.

VARIABLE ANNUITY - An annuity providing payments which vary in dollar amount depending on the investment results of the Portfolios.

                       SECTION 2 NONPARTICIPATING POLICY

 This Policy is nonparticipating. It does not share in Our profits or surplus.

                          SECTION 3 PURCHASE PAYMENTS

FLEXIBILITY. This Policy is a Flexible Purchase Payment Annuity. After the first Purchase Payment, You can choose:

(1) the amount of Purchase Payment to pay; and

(2) how often Purchase Payments will be paid.

The amount of additional Purchase Payments may not be less than the minimum additional Purchase Payment specified on the data page.

PURCHASE PAYMENTS. You may pay Purchase Payments on this Policy until:

(1) the Annuity Date; or

(2) the date of the Annuitant's death, whichever comes first.  .

Purchase Payments may be paid:

(1) at the home office; or

(2) to Our authorized agent in exchange for an official signed receipt.

MINIMUM ACCUMULATION VALUE. If the Accumulation Value is less than $1,000, We may terminate this Policy by payment of the Surrender Value to You.

DATE OF CREDITING. The amount of the initial Purchase Payment is shown on the data page. The initial Purchase Payment will be credited as of the date of issue. All additional Purchase Payments will be credited on the date the additional Purchase Payment is received at the home office.

                      SECTION 4 OWNERSHIP AND BENEFICIARY

OWNERSHIP. The Owner is shown on the data page. You may exercise all rights of ownership before the Annuity Date or the Annuitant's death.

Your rights are subject to the rights of:

(1) any assignee of record; or

(2) any irrevocable beneficiary.

WHEN OWNER IS A MINOR. So long as You are a minor, first the Annuitant, then the beneficiary, if living and competent, has the right to:

(1) ask for and receive all Surrender Values and other benefits;

(2) assign this Policy;

(3) exercise all rights and options in this Policy; and

(4) agree with Us to any Policy changes or release.

All rights of the Annuitant and the beneficiary are subject to the rights of:

(1) any assignee of record; and

(2) any irrevocable beneficiary.

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SECTION 4 OWNERSHIP AND BENEFICIARY.  continued.

DEATH OF OWNER. If you die before the annuity date the Policy will end and the death benefit will be paid to the beneficiary. If there are joint owners, the beneficiary is the surviving joint owner. If both joint owners die simultaneously, the death benefit will be paid to the beneficiary. If an owner of this Policy is a corporation or other nonindividual , the annuitant will be treated as an owner of this Policy. The "annuitant" is that individual whose life affects the timing or the amount of the payout under this Policy. A change in the annuitant will be treated as the death of an owner.

If the beneficiary is the surviving spouse, the spouse may either receive the death benefit and the Policy will end, or the spouse may continue the Policy in force. If you die on or after the annuity date and before all proceeds have been paid, any remaining proceeds will be paid at least as rapidly as under the option in effect at the time of your death.

Generally, any death benefit must be paid within five years after the date of death. The five year rule does not apply to that portion of the proceeds which:

(1) is payable to or for the benefit of an individual named beneficiary; and

(2) will be paid over the lifetime on the life expectancy of that named beneficiary as long as payments begin not later than one year after your date of death.

BENEFICIARY INTEREST. The beneficiary will be as shown in this Policy's application. The beneficiary will receive the death benefit. Any relationship shown is to the Annuitant. Unless changed by endorsement or written request filed at Our home office:

(1) all class members will share proceeds equally;

(2) surviving class members will share equally that portion of the death benefit to which a deceased beneficiary would have been entitled; and

(3) if no beneficiary survives the Annuitant, the death benefit will be paid to the Annuitant's estate.

A beneficiary will not share in the death benefit if the beneficiary dies within 6 days after the Annuitant's death. If any beneficiary dies within 6 days after the Annuitant's death and if there are no surviving beneficiary class members, the proceeds will be paid to the estate of the Annuitant.

If the beneficiary is not a natural person, the beneficiary must still exist at the time of the Annuitant's death. All beneficiaries interests are subject to any assignment on record at the home office.

CHANGE OF BENEFICIARY. You may change a beneficiary if:

(1) the Annuitant is living; and

(2) written request in a form acceptable by Us is filed at the home office.

The change will not take effect until it is recorded at Our home office. However, once such change is recorded the change is effective as of the date the request was signed. The change is subject to:

(1) the rights of an assignee of record; and

(2) the rights of an irrevocable beneficiary.


                           SECTION 5 POLICY ACCOUNTS

AMERICAN NATIONAL FIXED ACCOUNT. You may elect to allocate Purchase Payments or transfer all or a part of the amount credited under the Policy to a Fixed Account. Such amounts allocated or transferred become part of American Nationals General Account.

Subject to applicable law, We have sole discretion over the investment of the assets of the Fixed Account and You do not share in the investment experience of those assets. Instead, We guarantee that the part of the Accumulation Value in the Fixed Account will accrue interest daily at an annual interest rate that We will declare periodically. The declared rate will not be less than 3% per year, compounded daily.

AMERICAN NATIONAL VARIABLE ANNUITY SEPARATE ACCOUNT. The variable benefits under this Policy are provided through investments in the American National Variable Annuity Separate Account. We established the American National Variable Annuity Separate Account as a separate investment account to support Variable Annuity contracts.

We own the assets of the American National Variable Annuity Separate Account. Assets equal to the reserves and other liabilities of the American National Variable Annuity Separate Account will not be charged with liabilities that arise from any other business We conduct. We may transfer to American Nationals General Account any assets

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which exceed the reserves and other liabilities of the American National
Variable Annuity Separate Account. American National Variable Annuity Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is also subject to the laws of the state of Texas.

SUBACCOUNTS. The American National Variable Annuity Separate Account has multiple Sub- accounts. Each Subaccount invests exclusively in shares of a corresponding Portfolio. Each Portfolio is a separate series of capital securities designed to meet specified investment objectives. All Subaccounts of the American National Variable Annuity Separate Account are shown on the copy of the attached application.

You will share only in the income, gains and losses of the particular Subaccounts to which Net Purchase Payments have been allocated. We will value the assets of each Subaccount of the American National Variable Annuity Separate Account at the end of each Valuation Period.

TRANSFERS DURING THE ACCUMULATION PERIOD .At any time that this Policy is in the Accumulation Period, You may transfer all or a portion of the amounts from one Subaccount to another Subaccount, or to the Fixed Account.

The minimum amount that may be transferred is $250, or the balance of the Subaccount, if less. The minimum amount which may remain in a Subaccount after a transfer is $100. You may make 12 transfers each Policy Year without charge. The exchange fee for each additional transfer during the Policy Year is $10. Unused transfers do not carry over from a Policy Year to the next Policy Year.

Transfers from the Fixed Account to the Subaccounts have restrictions. The maximum amount which may be transferred out of the Fixed Account each year is the greater of: (a) 10% of the amount in the Fixed Account, or (b) $1,000. This transfer is without charge.

TRANSFERS DURING THE ANNUITY PERIOD. Transfers from the Fixed Account to the Sub- accounts are not permitted during the Annuity Period. Transfers among Subaccounts may be made 12 times each Policy Year. You may transfer Annuity Units of one Subaccount into Annuity Units of another Subaccount and/or the Fixed Account except during the five day period prior to an annuity payment date.

ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS. We have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a Subaccount that are held by the American National Variable Annuity Separate Account or that the American National Variable Annuity Separate Account may purchase. We reserve the right to eliminate the shares of any Portfolio and to substitute shares of another Portfolio of another open-end management investment company if the shares of the Portfolio are no longer available for investment or if, in Our judgment, further investment in the Portfolio should become inappropriate in view of the purposes of American National Variable Annuity Separate Account.

We will not substitute any shares attributable to Your interest in a Subaccount of the American National Variable Annuity Separate Account without notice to You and prior approval of the of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We have the right to establish additional Sub- accounts of the American National Variable Annuity Separate Account, each of which would invest only in a new and corresponding Portfolio or in shares of another open-end management investment company. We also have the right to eliminate existing Subaccounts of the American National Variable Annuity Separate Account. In the event of any substitution or change, We may, by appropriate endorsement, make such changes in this Policy as may be necessary or appropriate. The investment objectives will not be changed without the approval of the Insurance Commissioner of the State of Texas.

We also have the right, where permitted by law:

(1) to operate the American National Variable Annuity Separate Account as a management company under the Investment Company Act of 1940;

(2) to deregister the American National Variable Annuity Separate Account under the Act if registration is no longer required; and

(3) to combine the American National Variable Annuity Separate Account with other separate accounts.

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                       SECTION 6 NONFORFEITURE BENEFITS


ACCUMULATION VALUE. The Accumulation Value is the sum of the total Accumulation Units in the Subaccounts times the respective Accumulation Unit Values of such Subaccounts and the value in the Fixed Account. Net Purchase Payments will be added to the Accumulation Value the same day as the Purchase Payment is credited. Partial surrenders and systematic withdrawals and any surrender charges applicable to such partial surrenders and systematic withdrawals will be deducted from the Accumulation Value as of the date of each partial surrender and systematic withdrawal.

SEPARATE ACCOUNT ACCUMULATION VALUE. The Separate Account Accumulation Value attributable to this Policy is the sum of the values of the Subaccounts of the American National Variable Annuity Separate Account that are attributable to this Policy. The Separate Account Accumulation Value will vary daily with the performance of the Subaccounts in which You have an Accumulation Value, any Net Purchase Payments received, transfers, partial surrenders, systematic withdrawals and charges assessed. There is no guaranteed minimum Surrender Value on these separate account Accumulation Values.

On each Valuation Date, the Accumulation Value in a Subaccount is:

(1) the Accumulation Units times the Accumulation Unit Value on the Valuation Date, plus;

(2) any Net Purchase Payment received and allocated to the Subaccount during the current Valuation Period, plus;

(3) any Accumulation Value transferred to the Subaccount during the current Valuation Period, minus;

(4) any Accumulation Value transferred from the Subaccount during the current Valuation Period, minus;

(5) any partial surrenders or systematic withdrawals plus applicable surrender charges from the Subaccount during the current Valuation Period, minus;

(6) the Separate Account Expenses as listed on the data page.

FIXED ACCOUNT ACCUMULATION VALUE. The Fixed Account Accumulation Value on any date shall be the sum of (a), (b), (c), and (d), less the sum of (e) and (f), where:

(a) is the Fixed Account Accumulation Value on the immediately preceding date;

(b) is accumulated interest on (a);

(c) is all Net Purchase Payments received and allocated to the Fixed Account and any Accumulation Value transferred into the Fixed Account since the immediately preceding date;

(d) is interest accumulated on (c) from the date of receipt of the Net Purchase Payment allocated to the Fixed Account or the date any Accumulation Value was transferred into the Fixed Account;

(e) is the sum of any partial surrenders or systematic withdrawals from the Fixed Account since the immediately preceding date, and applicable surrender charges; and

(f) is any Accumulation Value transferred out of the Fixed Account since the last date.

The guaranteed interest rate applied in the calculation of the Fixed Account Accumulation Value is 3% per year, compounded daily, on all Fixed Account Accumulation Values. Fixed Account Accumulation Values may earn interest at a higher rate.

FULL SURRENDER. You may surrender this Policy for its Surrender Value at any time during the lifetime of the Annuitant and before the Annuity Date. The request for a full surrender must be in writing and accompanied by this Policy. We will pay the Surrender Value to You generally within 7 days after We receive Your written request. We reserve the right to defer payment of any Surrender Value taken from the Fixed Account for up to 6 months from the date of receipt of the request.

The Surrender Value of the Policy will be the Accumulation Value as of the date of surrender less any surrender charges. An amount of Accumulation Value equal to the greater of:

(1) 10% of the Accumulation Value in a Policy Year; or

(2) Accumulation Value lon the date of receipt of request less total Purchase Payments made,

can be withdrawn without the deduction of surrender charges. The 10% limit is the sum of percentages equal to the withdrawal divided by the Accumulation Value at the time of each respective withdrawal in a policy year. If less than 10% of the Accumulation Value of the Policy is withdrawn in a Policy Year, the remainder of the 10% does not carry over to the next Policy Year. On withdrawals of that portion of Accumulation Value in excess of the amount available without surrender charges a surrender charge will be assessed. This surrender charge will be a percentage of the Purchase Payments made in each Policy Year


   Policy Year                               Applicable
Since Each Purchase                       Surrender Charge
   Payment Made                              Percentage

       1                                          7%
       2                                          7
       3                                          7
       4                                          6
       5                                          5
       6                                          4
       7                                          3
       8                                          2
       9 and thereafter                           0

PARTIAL SURRENDERS AND SYSTEMATIC WITHDRAWALS. You may surrender a part of the Accumulation Value at any time during the lifetime of the Annuitant and before the Annuity Date. This Policy will remain in force after a partial surrender or systematic withdrawal. The request for a partial surrender or systematic withdrawal must be:

(1) in writing; and

(2) for the amount to be paid to You.

We will pay the partial surrender amount to You generally within 7 days after We receive the written request. We reserve the right to defer payment of any partial surrender amount taken from the Fixed Account for up to 6 months from the date of receipt of the request.

We will grant the partial surrender if:

(1) the request is for at least $250.00; and

(2) an Accumulation Value of at least $1,000.00 will remain after deduction of the amount of the partial surrender and its surrender charge if any.

Unless You request otherwise, We will allocate partial surrenders to the Fixed Account and Subaccounts in proportion to the Accumulation Value in the Fixed Account and in each Subaccount on the date the partial surrender is made.

Under systematic withdrawals, You can instruct us to make automatic payments of a predetermined dollar amount on a monthly, quarterly, semi-annual or annual basis from a specified Subaccount. The minimum systematic withdrawal payment is $100. Systematic withdrawals can be started on the date of issue or at some later date in the future.

We will grant the systematic withdrawal upon receipt of written notification from you which includes the following:

(1) the dollar amount being withdrawn;

(2) whether the systematic withdrawals will be made monthly, quarterly, semi-annually or annually; and

(3) the Subaccounts from which the systematic withdrawals are to be taken.

If You do not specify the Subaccounts from which systematic withdrawals are to be taken, then the systematic withdrawals will be taken from each Subaccount proportionately.

An amount of Accumulation Value equal to the  greater of:

(1) 10% of the Accumulation Value in a Policy Year;  or

(2) Accumulation Value on the date of receipt of the request less total Purchase Payments made,

can be withdrawn without the deduction of surrender charges.   The 10% limit is
the sum of percentages equal to the withdrawal divided by the Accumulation Value at the time of each respective withdrawal in a Policy Year.

On partial surrenders and systematic withdrawals of Accumulation Value in excess of the amount available without surrender charges , a surrender charge, if any, is imposed based upon the number of Policy Years since the Policy Year in which the Purchase Payments surrendered were received, on a first received, first surrendered basis. The surrender charge will be a percentage of each Purchase Payment or portion thereof surrendered.

See the surrender charge schedule in the Full Surrender provision for the appropriate percentage. The amount of the partial surrender and the amount of the surrender charge, if any, will be deducted from the Accumulation Value remaining after the amount requested is paid.

WAIVER OF SURRENDER CHARGES. We will waive the surrender charge upon partial surrenders, systematic withdrawals and full surrenders in the event You become confined to a hospital, hospice facility or convalescent care facility, disabled, diagnosed with a terminal illness or involuntarily unemployed. Those waivers and any restrictions associated with such waivers are set forth below:

(1) Nursing Home Waiver - The surrender charge will not be imposed as a result of any full or partial surrender or systematic withdrawal made while You are confined, upon written proof from a licensed physician, to the following facilities for 60 or more consecutive days:

(a) a hospital licensed or recognized as a general hospital by the state in which it is located and is engaged in providing or operating diagnostic and major surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made and provides 24-hour nursing service by or under the supervision of a graduate registered nurse (R.N.);

(b) convalescent care facility licensed by the state as a convalescent nursing facility, a skilled nursing facility, or a custodial care facility and provides continuous nursing service by or under the supervision of a physician or a graduate registered (R.N.) and maintains a daily record of each patient which is available for review by American National and administers a planned program of observation and treatment by a physician which is in accordance with existing standards of medical practice for the injury or sickness causing the confinement; and

(c) hospice facility which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a physician and is licensed, certified or registered in accordance with state law.

Proof of confinement must be provided. This waiver applies to surrenders and withdrawals requested no later than 90 days of the last day of confinement to such facility. The nursing home waiver is not available if You are confined to a hospital, nursing home or hospice facility on the date of issue and if the application is signed by power of attorney. You must be age 80 or younger on the date of issue and must have entered the hospital, convalescent care facility or hospice facility after 90 days from the date of issue.

(2) Disability Waiver - The surrender charge will not be imposed upon any full or partial surrender or systematic withdrawal when You are physically disabled. We require proof of such disability, including written confirmation of receipt and approval of any claim for Social Security Disability Benefits. Proof of continued disability may be required through the date of any partial surrender or systematic withdrawal.

We reserve the right to have You examined by a licensed physician at Our expense. We will not accept any additional Purchase Payments under the Policy once the disability waiver has been elected. The disability waiver is not available if You are receiving Social Security Disability Benefits on the date of issue or You are age 65 or older.

(3) Involuntary Unemployment Waiver -We will waive the surrender charge for any full or partial surrender or systematic withdrawal in the event You become unemployed. The involuntary unemployment waiver is available upon submission of a letter from a state Department of Labor indicating You were employed at least 60 days prior to the election of such waiver. The involuntary unemployment waiver may be exercised only once and is not available if You or the Annuitant is receiving unemployment benefits on the date of issue.

(4) Terminal Illness Waiver - We will waive the surrender charge for any full or partial surrender or systematic withdrawal when You are diagnosed with a terminal illness. We reserve the right to have You examined by a licensed physician at our expense. We will not accept any additional Purchase Payments under the Policy once the terminal illness waiver has been elected. The terminal illness waiver is not available if You are diagnosed with a terminal illness prior to or on the date of issue.

BASIS OF VALUES. All Surrender Values of this Policy are not less than the minimum required by the laws of the state where this Policy is delivered.

TRANSFERS FROM OTHER POLICIES. With Our consent, values from other policies on the life of the Annuitant may be transferred to this Policy and added to the Accumulation Value. This transfer will be subject to the terms, conditions and charges We stipulate on the date the transfer occurs.

DEFERMENT OF PAYMENTS AND EMERGENCY PROCEDURE. We may suspend or delay all procedures which require valuation of a Subaccount if the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Subaccounts. Any provision of this Policy which specified a Valuation Date will be superseded by this emergency procedure.

                            SECTION 7 DEATH BENEFIT

DEATH BENEFIT. In the event of Annuitant's death prior to the Annuity Date, a death benefit will be payable equal to the greater of:

(1) Accumulation Value on the date due proof of death is received by Us at Our home office; or

(2) the minimum guaranteed death benefit on the Policy calculated as of the date that due proof of death is received by Us at Our home office.

The death benefit may be paid in a lump sum to the beneficiary named in the Policy usually within seven days of receipt of proof of death in proper form.

MINIMUM GUARANTEED DEATH BENEFIT. For all dates up to and including the first Six-Year Anniversary Date, the minimum guaranteed death benefit will equal Purchase Payments less partial surrender reductions (as such "partial surrender reductions" are calculated in accordance with this Section 7) made on or before such date. For all subsequent Six-Year Anniversary Dates, the minimum guaranteed death benefit will equal the greater of:

(1) the Accumulation Value on such Six-Year  Anniversary date, or

(2) the minimum guaranteed death benefit for the immediately preceding Six-Year Anniversary Date, plus Purchase Payments and less partial surrender reductions (as such "partial surrender reductions" are calculated in accordance with this Section 7) made since such immediately preceding Six-Year Anniversary Date.

For all other dates, the minimum guaranteed death benefit will equal the minimum guaranteed death benefit for the immediately preceding Six-Year Anniversary Date plus purchase payments and less partial surrender reductions (as such "partial surrender reductions" are calculated in accordance with this Section 7) made since such immediately preceding Six-Year Anniversary Date.

PARTIAL SURRENDER REDUCTION. An amount equal to (i) the amount of a surrender, multiplied by (ii) the minimum guaranteed death benefit on the date immediately prior to the surrender, divided by (iii) the Accumulation Value on the date immediately prior to the surrender.

                           SECTION 8 ANNUITY OPTIONS


AVAILABILITY. All or a part of any amount payable in settlement of this Policy may be applied to any of the following annuity options, subject to the distribution rules set forth in the "Ownership and Beneficiary" section of this Policy and applicable requirements of law. We will first discharge in a single sum any liability under an assignment of the Policy and any applicable federal or state taxes, fees or assessments which have not otherwise been deducted or offset and which are based or predicated on the Purchase Payments payable on this Policy. The remaining amount is the net sum payable. Other annuity options can be used if agreed to by Us. If you have not elected an annuity option before the Annuitant's death, the beneficiary can choose one. The minimum amount that We will apply to any annuity option is $5,000.00. Any election or change must be written in a form that satisfies Us. Our consent is required for:

(1) any payment to any entity other  than a natural person; or

(2) any change in an elected annuity option.

HOW ANNUITY PAYMENTS ARE DETERMINED. There are a number of ways to receive annuity payments. Annuity payments may be received on a fixed basis and/or on a variable basis. All or a portion of the net sum payable may be allocated to any Subaccount. Annuity payments will increase or decrease according to the investment experience of the Subaccount. All or a portion of the net sum payable may be allocated to the Fixed Account. Annuity payments from the Fixed Account will remain the same.

EXPENSES DURING THE ANNUITY PERIOD. The Separate Account will be assessed a daily Separate Account Expense of 0.0031%, reflecting mortality and expense charges.

ANNUITY OPTIONS. The following annuity options are available:

  Option 1. Life Annuity. Annuity payment payable monthly during the lifetime of the Annuitant, ceasing with the last annuity payment due prior to the death of the Annuitant. This option offers the maximum level of monthly annuity payments since there is no provision for a minimum number of annuity payments or a death benefit for beneficiaries. It would be possible under this option for the Annuitant to receive only one annuity payment if death occurred prior to the due date of the second annuity payment, two if death occurred before the third annuity payment, etc.

  Option 2. Life Annuity with 10 or 20 Years Certain and Life Thereafter. An annuity payable monthly during the lifetime of the Annuitant with payments made for a period certain of not less than 10 or 20 years, as elected. The annuity payments will be continued to a designated beneficiary until the end of the period certain upon the death of the Annuitant.

  Option 3. Unit Refund Life Annuity. Available on Variable Annuity payments only. An Annuity payable monthly during the lifetime of the Annuitant with annuity payments made for a period certain not less than the number of months determined by dividing the amount applied under this option by the amount of the first monthly annuity payment. This option guarantees that the Annuity Units but not the dollar value applied under a Variable Annuity payout will be repaid to the Annuitant or his beneficiary.

    Option 4. Joint and Survivor Annuity. An annuity payable monthly during the joint lifetime of the Annuitant and another named individual and thereafter during the lifetime of the survivor, ceasing with the last annuity payment due prior to the death of the survivor. It would be possible under this option, for only one annuity payment to be made if both individuals under the option died prior to the second annuity payment date, or only two annuity payments if both died prior to the third annuity payment date, etc.

  Option 5. Installment Payments, Fixed Period. An amount payable monthly for at least 5 years, but not exceeding 30. The amount of each Variable Annuity payment will be determined by multiplying (a) and (b) where (a) is the Unit Value on the day the annuity payment is made and (b) is the number of Annuity Units applied under this option divided by the number of remaining monthly annuity payments.

  Option 6. Equal Installment Payments, Fixed Amount. An amount payable in equal monthly installments (not less than $6.25 per $1,000 applied) until the amount applied, adjusted daily by the investment results, is exhausted. The final annuity payment will be the remaining sum left with Us.

  Option 7. Deposit Option. The amount due may be left on deposit with Us for placement in its Fixed Account with interest at the rate of not less than 3% per year. Interest will be paid annually, semiannually, quarterly or monthly as elected. This option may not be available under certain Qualified Contracts.

At any time, any amount remaining under Option 5, 6 or 7 may be withdrawn as a full or partial surrender or, if that amount is at least $5,000, may be applied under any one of the first four options. The lump sum payment requested will be paid within seven days of receipt of the request at the Home Office based on the value next computed after receipt of the request. Other annuity options may be made for annuity payments in any reasonable arrangement mutually agreed upon by Us. If the beneficiary dies while receiving annuity payments certain under option 2, 3, 5 or 6 above, the present value will be paid in a lump sum to the estate of the beneficiary.

VALUE OF VARIABLE ANNUITY PAYMENTS: ASSUMED INVESTMENT RATES. The annuity tables in the Policy which are used to calculate the annuity payments are based on an "assumed investment rate" of 3%. If the net investment return of the particular Subaccount selected is such that the net investment return to the Contract is 3% per annum, the annuity payments will remain constant. If the net investment return exceeds 3%, the annuity payments will increase and if the return is less than 3%, the annuity payments will decrease.

The annuity payment will be greater for shorter guaranteed periods than for longer guaranteed periods, and greater for life annuities than for joint and survivor annuities, because the life annuities are expected to be made for a shorter period.

ANNUITY PROVISIONS. The payment amounts illustrated in the annuity option tables are based on the 1983 Table "a", with Projection Scale G, from 1983 to 1993 and 3% interest. The attained age at annuitization will be adjusted downward by one year for each full five year period that has elapsed since January 1, 1993.

          ANNUITY OPTION TABLES FOR ANNUITY PAYMENTS  ON A FIXED BASIS
OPTION  5
MONTHLY ANNUITY PAYMENTS FOR EACH $1,000.00 OF THE NET SUM PAYABLE.

Multiply the monthly annuity payment by 2.993 to obtain the quarterly payment, by 5.963 to obtain the semi-annual payment, and by 11.840 to obtain the annual payment.


 Years   Amount  Years  Amount  Years  Amount  Years  Amount  Years  Amount
---------------------------------------------------------------------------
   5     $17.91     11   $8.86     16   $6.53     21   $5.32     26   $4.59
   6      15.14     12    8.24     17    6.23     22    5.15     27    4.47
   7      13.16     13    7.71     18    5.96     23    4.99     28    4.37
   8      11.68     14    7.26     19    5.72     24    4.84     29    4.27
   9      10.53     15    6.87     20    5.51     25    4.71     30    4.19
  10       9.61
---------------------------------------------------------------------------

MONTHLY ANNUITY PAYMENT FOR LIFE FOR EACH $1,000.00 OF THE NET SUM PAYABLE

Age in years means age of payee on birthday prior to the due date of the first payment. Amounts for annuity payments other than monthly are available on request. Amounts for ages 0 - 45 for all tables are available on request.



                 OPTION 2    OPTION 2    OPTION 2    AGE     OPTION 2    OPTION 2    OPTION 2
     AGE        Guaranteed  Guaranteed  Guaranteed    IN    Guaranteed  Guaranteed  Guaranteed
      IN          Period      Period      Period    YEARS     Period      Period      Period
    YEARS        10 Years    10 Years    10 Years            10 Years    10 Years    10 Years
----------------------------------------------------------------------------------------------
     Male         Amount      Amount      Amount    Female    Amount      Amount      Amount
----------------------------------------------------------------------------------------------
      46             $3.79       $3.70       $3.85      46       $3.50       $3.44       $3.54
      47              3.85        3.74        3.91      47        3.54        3.48        3.58
      48              3.90        3.79        3.97      48        3.58        3.52        3.63
      49              3.96        3.84        4.04      49        3.63        3.56        3.68
      50              4.02        3.89        4.10      50        3.68        3.60        3.73
      51              4.09        3.94        4.17      51        3.73        3.64        3.79
      52              4.16        3.99        4.24      52        3.78        3.69        3.83
      53              4.23        4.05        4.32      53        3.83        3.74        3.89
      54              4.30        4.10        4.40      54        3.89        3.79        3.95
      55              4.39        4.16        4.49      55        3.95        3.83        4.02
      56              4.46        4.22        4.58      56        4.01        3.89        4.08
      57              4.55        4.28        4.68      57        4.08        3.94        4.16
      58              4.64        4.34        4.78      58        4.15        3.99        4.23
      59              4.73        4.40        4.89      59        4.22        4.05        4.31
      60              4.84        4.46        5.00      60        4.30        4.11        4.40
      61              4.94        4.53        5.13      61        4.38        4.17        4.49
      62              5.05        4.59        5.26      62        4.47        4.22        4.58
      63              5.17        4.65        5.40      63        4.56        4.28        4.68
      64              5.29        4.71        5.55      64        4.65        4.34        4.79
      65              5.42        4.77        5.71      65        4.75        4.40        4.90
      66              5.55        4.83        5.88      66        4.85        4.46        5.02
      67              5.69        4.89        6.06      67        4.96        4.52        5.15
      68              5.84        4.94        6.26      68        5.07        4.57        5.28
      69              5.98        4.99        6.47      69        5.19        4.63        5.42
      70              6.14        5.04        6.69      70        5.31        4.68        5.58
      71              6.29        5.08        6.92      71        5.44        4.72        5.74
      72              6.45        5.12        7.18      72        5.57        4.76        5.91
      73              6.62        5.16        7.44      73        5.70        4.80        6.10
      74              6.78        5.19        7.73      74        5.84        4.83        6.30
      75              6.95        5.22        8.04      75        5.98        4.86        6.50
      76              7.12        5.25        8.37      76        6.12        4.88        6.72
      77              7.29        5.27        8.72      77        6.27        4.90        6.96
      78              7.45        5.29        9.09      78        6.39        4.92        7.20
      79              7.61        5.31        9.49      79        6.52        4.94        7.46
      80**            7.77        5.32        9.92      80**      6.64        4.96        7.72
----------------------------------------------------------------------------------------------
 ** and over


OPTION 4
JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENT FOR EACH  $1,000.00 OF NET SUM
PAYABLE

Age in years means age of the payee on the birthday prior  to the due date of
the first payment.  Monthly annuity payment to the   Annuitant with annuity
payment to the surviving spouse based on   the elected Specified Amount Payment.


         Specific   Specific   Specific         Specific   Specific   Specific
  Age     Amount     Amount     Amount    Age    Amount     Amount     Amount
  in     One-Half  Two-Thirds    Full     in    One-Half  Two-Thirds    Full
 Years   Payment    Payment    Payment   Years  Payment    Payment    Payment
------------------------------------------------------------------------------
  55        $4.38       $4.22     $3.94     63     $5.06       $4.83     $4.43
  56         4.44        4.28      3.99     64      5.17        4.93      4.51
  57         4.52        4.35      4.04     65      5.29        5.03      4.59
  58         4.59        4.42      4.10     66      5.42        5.15      4.68
  59         4.68        4.49      4.16     67      5.55        5.27      4.77
  60         4.76        4.57      4.22     68      5.69        5.39      4.88
  61         4.86        4.65      4.28     69      5.85        5.53      4.98
  62         4.95        4.74      4.35     70      6.01        5.67      5.10
------------------------------------------------------------------------------

Amounts shown apply if both payees are the same   age.  Amounts for annuity
payments other than monthly   and for other ages are available on request.


                          SECTION 9 GENERAL PROVISIONS

CONTRACT AND REPRESENTATIONS. This Policy and   the attached copy of the
application forms the entire contract.  All   statements in the application will
be deemed   representations and not warranties.  Only statements in the application  will be used to defend a claim or to contest the contract.

MODIFICATION OF CONTRACT. Only Our   president, a vice-president, or secretary
has the power to change this   Policy.  Any change must be in writing signed by
one of the   above-named officers.

EFFECTIVE DATE. This Policy takes effect on the   date of issue shown on the
data page upon:

(1) payment of the first Purchase Payment; and

(2) Policy delivery during the Annuitant's lifetime.

Policy Years, months, and anniversaries are measured from the date of issue.

INCONTESTABILITY. This Policy will not be   contested after it has been in force
during the lifetime of the Annuitant for 2 years from the date of issue. ASSIGNMENT. No assignment will bind Us until recorded at Our home office. We are not obliged to see that an assignment is valid or sufficient. Any claim by an assignee is subject to proof of the validity and extent of the assignees interest in the Policy.

CONTRACT SETTLEMENT. All amounts due under this Policy are payable at Our home office. We must be given:

(1) this Policy for inspection or surrender for final settlement; plus

(2) proof that the Annuitant is living or proof of death in the event of claim by death.

ANNUAL REPORT. While this Policy is in force prior to the Annuity Date, We will provide You with an annual report of the Accumulation Value.

MISSTATEMENT OF AGE AND SEX. If age or sex, of the Annuitant is misstated, any benefits or amounts payable will be changed to what the Accumulation Value would have bought for the correct age and sex. In the event We made any underpayments on account of such misstatement, the total amount of underpayment due to the payees shall be paid immediately in one sum. Any overpayments by us shall be deducted from any succeeding payments due under this Policy.

                      This page intentionally left blank.

    NONPARTICIPATING FLEXIBLE PURCHASE PAYMENT DEFERRED  VARIABLE ANNUITY.
         NO DIVIDENDS. ANNUITY BENEFITS  PAYABLE AT THE ANNUITY DATE.
 DEATH BENEFIT PAYABLE IN EVENT OF DEATH  OF ANNUITANT PRIOR TO ANNUITY DATE.

                                ALPHABETIC GUIDE

                                                                                PAGE
         Accumulation Value..............................................         6
         Addition, Deletion or Substitution of
         Investments.....................................................         5
         Age at Issue.................................................... Data Page
         American National Fixed Account.................................         4
         American National Variable Annuity Separate  Account............       4,5
         Annual Report...................................................        12
         Annuity Date.................................................... Data Page
         Annuity Options.................................................      9,10
         Annuity Option Tables for Annuity Payments  on a Fixed Basis....     11,12
         Annuity Provisions..............................................        10
         Assignment......................................................        12
         Availability....................................................         9
         Basis of Values.................................................         8
         Beneficiary Interest............................................         4
         Change of Beneficiary...........................................         4
         Contract and Representations....................................        12
         Contract Settlement.............................................        12
         Date of Crediting...............................................         3
         Date of Issue................................................... Data Page
         Death Benefit...................................................         9
         Death of Owner..................................................         4
         Deferment of Payments and Emergency  Procedure..................         8
         Effective Date..................................................        12
         Expenses During The Annuity Period..............................         9
         Fixed Account Accumulation Value................................         6
         Flexibility.....................................................         3
         Full Surrender..................................................       6,7
         How Annuity Payments Are Determined.............................         9
         Incontestability................................................        12
         Minimum Guaranteed Death  Benefit...............................         9
         Minimum Accumulation Value......................................         3
         Misstatement of Age and Sex.....................................        12
         Modification of Contract........................................        12
         Ownership.......................................................         4
         Partial Surrender  Reduction....................................         9
         Partial Surrenders and Systematic  Withdrawals..................         7
         Policy Data..................................................... Data Page
         Purchase Payments...............................................         3
         Separate Account Accumulation  Value............................         6
         Subaccounts.....................................................         5
         Transfers.......................................................         5
         Transfers During The Annuity Period.............................         5
         Transfers From Other Policies...................................         8
         Value of Variable Annuity Payments: Assumed  Investment Rates...        10
         Waiver of Surrender Charges.....................................       7,8
         When Owner Is a Minor...........................................         4


                      AMERICAN NATIONAL INSURANCE COMPANY
                        A STOCK LIFE INSURANCE COMPANY


      Annuitant  JOHN DOE                       JULY 1, 1997     Date of Issue

  Policy Number  VA123456                       JULY 1, 2027     Annuity Date

                         Home Office: One Moody Plaza
                            Galveston, Texas 77550


AMERICAN NATIONAL INSURANCE COMPANY ("We, Us, Our") will pay an annuity payment to the Annuitant at its home office in Galveston, Texas, subject to the provisions of this Policy. The annuity payment will begin on the Annuity Date if the Annuitant is then living. The annuity payment will be payable according to the annuity option selected by the Owner ("You, Your"). The amount of the annuity payment will be based on the Accumulation Value on the Annuity Date.

Prior to the Annuity Date, You may elect to have the Policy surrendered and the Surrender Value paid in a single sum or, with Our consent, under an annuity option as designated in this Policy. Such payment will be in lieu of the annuity payment on the Annuity Date.

If the Annuitant dies before the Annuity Date, this Policy will be terminated. We will pay to the beneficiary a death benefit, subject to the Provisions of the Policy.

This Policy is issued in consideration of the application and receipt of the first Purchase Payment by Us. Your Policy is a legal contract that You have entered in to with Us. READ YOUR POLICY CAREFULLY.

RIGHT TO CANCEL POLICY. You may cancel this Policy by returning it to Us or Our agent within ten days after You receive it, and We will refund the greater of all Purchase Payments made or the Accumulation Value determined as of the date the Policy is returned to Us or Our agent plus the amount for any charges for state premium taxes and Separate Account Expenses deducted prior to and on the date the Policy is returned.

THE ACCUMULATION VALUE IN AMERICAN NATIONAL VARIABLE ANNUITY SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THE ACCUMULATION VALUE IS NOT GUARANTEED.

Signed for Us at Galveston, Texas, on the date of issue.

       [SIGNATURE APPEARS HERE]                 [SIGNATURE APPEARS HERE]
              SECRETARY                                 PRESIDENT



    NONPARTICIPATING FLEXIBLE PURCHASE PAYMENT DEFERRED  VARIABLE ANNUITY.
          NO DIVIDENDS. ANNUITY BENEFITS PAYABLE AT THE ANNUITY DATE.
 DEATH BENEFIT PAYABLE IN EVENT OF DEATH OF  ANNUITANT PRIOR TO ANNUITY DATE.

                               POLICY PROVISIONS

                                                                     PAGE

 1. DEFINITIONS OF POLICY TERMS...................................   2,3
 2. NONPARTICIPATING POLICY.......................................     3
 3. PURCHASE PAYMENTS.............................................     3
 4. OWNERSHIP AND BENEFICIARY.....................................     3
 5. POLICY ACCOUNTS...............................................   4,5
 6. NONFORFEITURE BENEFITS........................................   6-8
 7. DEATH BENEFIT.................................................     9
 8. ANNUITY OPTIONS...............................................  9,10
 9. GENERAL PROVISIONS............................................    12

           See the last page for an Alphabetic Guide to this Policy.

                     SECTION 1 DEFINITIONS OF POLICY TERMS

ACCUMULATION PERIOD - The period from the date Accumulation Units are first purchased under the Policy to the earliest of the Annuity Date, the date the Policy is surrendered for its then current value or the date due proof of the Annuitant's death is received at Our home office.

ACCUMULATION UNIT - A standard of measurement used with respect to each Subaccount to calculate the value of the Policy during the Accumulation Period. The value of an Accumulation Unit fluctuates with the value of the shares of the corresponding Portfolio owned by each Subaccount less any applicable deductions.

ACCUMULATION UNIT VALUE - The value of an Accumulation Unit.

ACCUMULATION VALUE - The Accumulation Value of the Policy is the sum of the total Accumulation Units in Subaccounts attributable to Your Policy times the respective Accumulation Unit Value of such Subaccounts and Your value in the Fixed Account.

ANNUITANT - The person on whose life the Policy is written. The Annuitant may also be the Owner.

ANNUITY DATE - The date on which the Accumulation Period changes to the Annuity Period. The Annuity Date must be at least five years after the date of issue. The latest Annuity Date is the Annuitant's age 95.

ANNUITY PERIOD - The period of time during which annuity payments are being made.

ANNUITY UNIT - A standard of measurement used with respect to each Subaccount to calculate the dollar amount of variable annuity payments during the Annuity Period. The value of an Annuity Unit fluctuates with the value of shares of the corresponding Portfolio owned by each Subaccount less any applicable deductions.

DATE OF ISSUE - The date as of which a Policy is issued and the initial Net Purchase Payment is credited to the Policy.

FIXED ACCOUNT - An account that is a part of Our General Account to which all or a portion of Net Purchase Payments and transfers may be allocated for accumulation at fixed rates of interest.

GENERAL ACCOUNT - The General Account includes all of Our assets except those assets segregated into Our separate accounts.

NET PURCHASE PAYMENT - The Purchase Payment less any government entity premium tax charge.

NON-QUALIFIED CONTRACT - A Policy issued in connection with a retirement plan that does not receive favorable tax treatment under the Internal Revenue Code.

OWNER ("YOU, YOUR") - The person or entity entitled to exercise all legal rights of ownership in the Policy prior to the Annuity Date or termination of the Policy. You and the Annuitant need not be the same.

POLICY - A Variable Annuity issued pursuant to the Prospectus which sets forth the obligations and contractual promises which We make to You.

POLICY YEAR - The period from the date the first Purchase Payment is credited to the Policy until the immediately preceding day of the succeeding year.

PORTFOLIO - A separate series of capital securities designed to meet specified investment objectives.

PURCHASE PAYMENT - A payment made into the Policy during the Accumulation
Period.

SEPARATE ACCOUNT EXPENSES - A daily charge deducted from the Accumulation Value in each Subaccount. These expenses reimburse Us for accepting mortality and expense risks and administrative expenses. Also, an annual fee is deducted from Your Accumulation Value in each Subaccount on the last day of each Policy Year. The annual fee will be waived if the Accumulation Value is greater than $50,000 on the last day of each Policy Year.

SIX-YEAR ANNIVERSARY DATE - The last day of each Policy Year prior to the Annuitant's 75th birthday which is evenly divisible by six.

SUBACCOUNT - A subdivision of the Separate Account. Each Subaccount invests exclusively in the shares of a corresponding Portfolio.

SURRENDER VALUE - The Accumulation Value on the date of surrender less any surrender charge.

VALUATION DATE - A Valuation Date is any day on which the New York Stock Exchange ("NYSE") is open for trading.

VALUATION PERIOD - The period commencing at the close of regular trading on the NYSE on one Valuation Date and ending at the close of regular trading on the NYSE on the next succeeding Valuation Date.

VARIABLE ANNUITY - An annuity providing payments which vary in dollar amount depending on the investment results of the Portfolios.

                       SECTION 2 NONPARTICIPATING POLICY

 This Policy is nonparticipating. It does not share in Our profits or surplus.

                          SECTION 3 PURCHASE PAYMENTS

FLEXIBILITY. This Policy is a Flexible Purchase Payment Annuity. After the first Purchase Payment, You can choose:

(1) the amount of Purchase Payment to pay; and

(2) how often Purchase Payments will be paid.

The amount of additional Purchase Payments may not be less than the minimum additional Purchase Payment specified on the data page.

PURCHASE PAYMENTS. You may pay Purchase Payments on this Policy until:

(1) the Annuity Date; or

(2) the date of the Annuitant's death, whichever comes first.  .

Purchase Payments may be paid:

(1) at the home office; or

(2) to Our authorized agent in exchange for an official signed receipt.

MINIMUM ACCUMULATION VALUE. If the Accumulation Value is less than $1,000, We may terminate this Policy by payment of the Surrender Value to You.

DATE OF CREDITING. The amount of the initial Purchase Payment is shown on the data page. The initial Purchase Payment will be credited as of the date of issue. All additional Purchase Payments will be credited on the date the additional Purchase Payment is received at the home office.

                      SECTION 4 OWNERSHIP AND BENEFICIARY

OWNERSHIP. The Owner is shown on the data page. You may exercise all rights of ownership before the Annuity Date or the Annuitant's death.

Your rights are subject to the rights of:

(1) any assignee of record; or

(2) any irrevocable beneficiary.

WHEN OWNER IS A MINOR. So long as You are a minor, first the Annuitant, then the beneficiary, if living and competent, has the right to:

(1) ask for and receive all Surrender Values and other benefits;

(2) assign this Policy;

(3) exercise all rights and options in this Policy; and

(4) agree with Us to any Policy changes or release.

All rights of the Annuitant and the beneficiary are subject to the rights of:

(1) any assignee of record; and

(2) any irrevocable beneficiary.

SECTION 4 OWNERSHIP AND BENEFICIARY.  continued.

DEATH OF OWNER. If you die before the annuity date the Policy will end and the death benefit will be paid to the beneficiary. If there are joint owners, the beneficiary is the surviving joint owner. If both joint owners die simultaneously, the death benefit will be paid to the beneficiary. If an owner of this Policy is a corporation or other nonindividual , the annuitant will be treated as an owner of this Policy. The "annuitant" is that individual whose life affects the timing or the amount of the payout under this Policy. A change in the annuitant will be treated as the death of an owner.

If the beneficiary is the surviving spouse, the spouse may either receive the death benefit and the Policy will end, or the spouse may continue the Policy in force. If you die on or after the annuity date and before all proceeds have been paid, any remaining proceeds will be paid at least as rapidly as under the option in effect at the time of your death.

Generally, any death benefit must be paid within five years after the date of death. The five year rule does not apply to that portion of the proceeds which:

(1)  is payable to or for the benefit of an individual named beneficiary; and

(2) will be paid over the lifetime on the life expectancy of that named beneficiary as long as payments begin not later than one year after your date of death.

BENEFICIARY INTEREST. The beneficiary will be as shown in this Policy's application. The beneficiary will receive the death benefit. Any relationship shown is to the Annuitant. Unless changed by endorsement or written request filed at Our home office:

(1)  all class members will share proceeds equally;

(2) surviving class members will share equally that portion of the death benefit to which a deceased beneficiary would have been entitled; and

(3) if no beneficiary survives the Annuitant, the death benefit will be paid to the Annuitant's estate.

A beneficiary will not share in the death benefit if the beneficiary dies within 6 days after the Annuitant's death. If any beneficiary dies within 6 days after the Annuitant's death and if there are no surviving beneficiary class members, the proceeds will be paid to the estate of the Annuitant.

If the beneficiary is not a natural person, the beneficiary must still exist at the time of the Annuitant's death. All beneficiaries interests are subject to any assignment on record at the home office.

CHANGE OF BENEFICIARY. You may change a beneficiary if:

(1)  the Annuitant is living; and

(2)  written request in a form acceptable by Us is filed at the home office.

The change will not take effect until it is recorded at Our home office. However, once such change is recorded the change is effective as of the date the request was signed. The change is subject to:

(1)  the rights of an assignee of record; and

(2)  the rights of an irrevocable beneficiary.


                           SECTION 5 POLICY ACCOUNTS

AMERICAN NATIONAL FIXED ACCOUNT. You may elect to allocate Purchase Payments or transfer all or a part of the amount credited under the Policy to a Fixed Account. Such amounts allocated or transferred become part of American Nationals General Account.

Subject to applicable law, We have sole discretion over the investment of the assets of the Fixed Account and You do not share in the investment experience of those assets. Instead, We guarantee that the part of the Accumulation Value in the Fixed Account will accrue interest daily at an annual interest rate that We will declare periodically. The declared rate will not be less than 3% per year, compounded daily.

AMERICAN NATIONAL VARIABLE ANNUITY SEPARATE ACCOUNT. The variable benefits under this Policy are provided through investments in the American National Variable Annuity Separate Account. We established the American National Variable Annuity Separate Account as a separate investment account to support Variable Annuity contracts.

We own the assets of the American National Variable Annuity Separate Account. Assets equal to the reserves and other liabilities of the American National Variable Annuity Separate Account will not be charged with liabilities that arise from any other business We conduct. We may transfer to American Nationals General Account any assets which exceed the reserves and other liabilities of the American National Variable Annuity Separate Account. American National Variable Annuity Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is also subject to the laws of the state of Texas.

SUBACCOUNTS. The American National Variable Annuity Separate Account has multiple Sub- accounts. Each Subaccount invests exclusively in shares of a corresponding Portfolio. Each Portfolio is a separate series of capital securities designed to meet specified investment objectives. All Subaccounts of the American National Variable Annuity Separate Account are shown on the copy of the attached application.

You will share only in the income, gains and losses of the particular Subaccounts to which Net Purchase Payments have been allocated. We will value the assets of each Subaccount of the American National Variable Annuity Separate Account at the end of each Valuation Period.

TRANSFERS DURING THE ACCUMULATION PERIOD .At any time that this Policy is in the Accumulation Period, You may transfer all or a portion of the amounts from one Subaccount to another Subaccount, or to the Fixed Account.

The minimum amount that may be transferred is $250, or the balance of the Subaccount, if less. The minimum amount which may remain in a Subaccount after a transfer is $100. You may make 12 transfers each Policy Year without charge. The exchange fee for each additional transfer during the Policy Year is $10. Unused transfers do not carry over from a Policy Year to the next Policy Year.

Transfers from the Fixed Account to the Subaccounts have restrictions. The maximum amount which may be transferred out of the Fixed Account each year is the greater of: (a) 10% of the amount in the Fixed Account, or (b) $1,000. This transfer is without charge.

TRANSFERS DURING THE ANNUITY PERIOD. Transfers from the Fixed Account to the Sub-accounts are not permitted during the Annuity Period. Transfers among Subaccounts may be made 12 times each Policy Year. You may transfer Annuity Units of one Subaccount into Annuity Units of another Subaccount and/or the Fixed Account except during the five day period prior to an annuity payment date.

ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS. We have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a Subaccount that are held by the American National Variable Annuity Separate Account or that the American National Variable Annuity Separate Account may purchase. We reserve the right to eliminate the shares of any Portfolio and to substitute shares of another Portfolio of another open-end management investment company if the shares of the Portfolio are no longer available for investment or if, in Our judgment, further investment in the Portfolio should become inappropriate in view of the purposes of American National Variable Annuity Separate Account.

We will not substitute any shares attributable to Your interest in a Subaccount of the American National Variable Annuity Separate Account without notice to You and prior approval of the of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We have the right to establish additional Sub- accounts of the American National Variable Annuity Separate Account, each of which would invest only in a new and corresponding Portfolio or in shares of another open-end management investment company. We also have the right to eliminate existing Subaccounts of the American National Variable Annuity Separate Account. In the event of any substitution or change, We may, by appropriate endorsement, make such changes in this Policy as may be necessary or appropriate. The investment objectives will not be changed without the approval of the Insurance Commissioner of the State of Texas.

We also have the right, where permitted by law:

(1) to operate the American National Variable Annuity Separate Account as a management company under the Investment Company Act of 1940;

(2) to deregister the American National Variable Annuity Separate Account under the Act if registration is no longer required; and

(3) to combine the American National Variable Annuity Separate Account with other separate accounts.

                       SECTION 6 NONFORFEITURE BENEFITS

ACCUMULATION VALUE. The Accumulation Value is the sum of the total Accumulation Units in the Subaccounts times the respective Accumulation Unit Values of such Subaccounts and the value in the Fixed Account. Net Purchase Payments will be added to the Accumulation Value the same day as the Purchase Payment is credited. Partial surrenders and systematic withdrawals and any surrender charges applicable to such partial surrenders and systematic withdrawals will be deducted from the Accumulation Value as of the date of each partial surrender and systematic withdrawal.

SEPARATE ACCOUNT ACCUMULATION VALUE. The Separate Account Accumulation Value attributable to this Policy is the sum of the values of the Subaccounts of the American National Variable Annuity Separate Account that are attributable to this Policy. The Separate Account Accumulation Value will vary daily with the performance of the Subaccounts in which You have an Accumulation Value, any Net Purchase Payments received, transfers, partial surrenders, systematic withdrawals and charges assessed. There is no guaranteed minimum Surrender Value on these separate account Accumulation Values.

On each Valuation Date, the Accumulation Value in a Subaccount is:

(1) the Accumulation Units times the Accumulation Unit Value on the Valuation Date, plus;

(2) any Net Purchase Payment received and allocated to the Subaccount during the current Valuation Period, plus;

(3) any Accumulation Value transferred to the Subaccount during the current Valuation Period, minus;

(4) any Accumulation Value transferred from the Subaccount during the current Valuation Period, minus;

(5) any partial surrenders or systematic withdrawals plus applicable surrender charges from the Subaccount during the current Valuation Period, minus;

(6)  the Separate Account Expenses as listed on the data page.

FIXED ACCOUNT ACCUMULATION VALUE. The Fixed Account Accumulation Value on any date shall be the sum of (a), (b), (c), and (d), less the sum of (e) and (f), where:

(a)  is the Fixed Account Accumulation Value on the immediately preceding date;

(b)  is accumulated interest on (a);

(c) is all Net Purchase Payments received and allocated to the Fixed Account and any Accumulation Value transferred into the Fixed Account since the immediately preceding date;

(d) is interest accumulated on (c) from the date of receipt of the Net Purchase Payment allocated to the Fixed Account or the date any Accumulation Value was transferred into the Fixed Account;

(e) is the sum of any partial surrenders or systematic withdrawals from the Fixed Account since the immediately preceding date, and applicable surrender charges; and

(f) is any Accumulation Value transferred out of the Fixed Account since the last date.

The guaranteed interest rate applied in the calculation of the Fixed Account Accumulation Value is 3% per year, compounded daily, on all Fixed Account Accumulation Values. Fixed Account Accumulation Values may earn interest at a higher rate.

FULL SURRENDER. You may surrender this Policy for its Surrender Value at any time during the lifetime of the Annuitant and before the Annuity Date. The request for a full surrender must be in writing and accompanied by this Policy. We will pay the Surrender Value to You generally within 7 days after We receive Your written request. We reserve the right to defer payment of any Surrender Value taken from the Fixed Account for up to 6 months from the date of receipt of the request.

The Surrender Value of the Policy will be the Accumulation Value as of the date of surrender less any surrender charges. An amount of Accumulation Value equal to the greater of:

(1)  10% of the Accumulation Value in a Policy Year; or

(2) Accumulation Value on the date of receipt of request less total Purchase Payments made,

can be withdrawn without the deduction of surrender charges. The 10% limit is the sum of percentages equal to the withdrawal divided by the Accumulation Value at the time of each respective withdrawal in a policy year. If less than 10% of the Accumulation Value of the Policy is withdrawn in a Policy Year, the remainder of the 10% does not carry over to the next Policy Year. On withdrawals of that portion of Accumulation Value in excess of the amount available without surrender charges a surrender charge will be assessed. This surrender charge will be a percentage of the Purchase Payments made in each Policy Year

            Policy Year                            Applicable
        Since Each Purchase                     Surrender Charge
           Payment Made                            Percentage

               1                                        7%
               2                                        7
               3                                        7
               4                                        6
               5                                        5
               6                                        4
               7                                        3
               8                                        2
               9 and thereafter                         0

PARTIAL SURRENDERS AND SYSTEMATIC WITHDRAWALS. You may surrender a part of the Accumulation Value at any time during the lifetime of the Annuitant and before the Annuity Date. This Policy will remain in force after a partial surrender or systematic withdrawal. The request for a partial surrender or systematic withdrawal must be:

(1)  in writing; and

(2)  for the amount to be paid to You.

We will pay the partial surrender amount to You generally within 7 days after We receive the written request. We reserve the right to defer payment of any partial surrender amount taken from the Fixed Account for up to 6 months from the date of receipt of the request.

We will grant the partial surrender if:

(1)  the request is for at least $250.00; and

(2) an Accumulation Value of at least $1,000.00 will remain after deduction of the amount of the partial surrender and its surrender charge if any.

Unless You request otherwise, We will allocate partial surrenders to the Fixed Account and Subaccounts in proportion to the Accumulation Value in the Fixed Account and in each Subaccount on the date the partial surrender is made.

Under systematic withdrawals, You can instruct us to make automatic payments of a predetermined dollar amount on a monthly, quarterly, semi-annual or annual basis from a specified Subaccount. The minimum systematic withdrawal payment is $100. Systematic withdrawals can be started on the date of issue or at some later date in the future.

We will grant the systematic withdrawal upon receipt of written notification from you which includes the following:

(1)  the dollar amount being withdrawn;

(2) whether the systematic withdrawals will be made monthly, quarterly, semi-annually or annually; and

(3)  the Subaccounts from which the systematic withdrawals are to be taken.

If You do not specify the Subaccounts from which systematic withdrawals are to be taken, then the systematic withdrawals will be taken from each Subaccount proportionately.

An amount of Accumulation Value equal to the  greater of:

(1)  10% of the Accumulation Value in a Policy Year;  or

(2) Accumulation Value on the date of receipt of the request less total Purchase Payments made,

can be withdrawn without the deduction of surrender charges.   The 10% limit is
the sum of percentages equal to the withdrawal divided by the Accumulation Value at the time of each respective withdrawal in Policy Year.

On partial surrenders and systematic withdrawals of Accumulation Value in excess of the amount available without surrender charges, a surrender charge, if any, is imposed based upon the number of Policy Years since the Policy Year in which the Purchase Payments surrendered were received, on a first received, first surrendered basis. The surrender charge will be a percentage of each Purchase Payment or portion thereof surrendered.

See the surrender charge schedule in the Full Surrender provision for the appropriate percentage. The amount of the partial surrender and the amount of the surrender charge, if any, will be deducted from the Accumulation Value remaining after the amount requested is paid.

WAIVER OF SURRENDER CHARGES. We will waive the surrender charge upon partial surrenders, systematic withdrawals and full surrenders in the event You become confined to a hospital, hospice facility or convalescent care facility, disabled, diagnosed with a terminal illness or involuntarily unemployed. Those waivers and any restrictions associated with such waivers are set forth below:

(1) Nursing Home Waiver - The surrender charge will not be imposed as a result of any full or partial surrender or systematic withdrawal made while You are confined, upon written proof from a licensed physician, to the following facilities for 60 or more consecutive days:

(a) a hospital licensed or recognized as a general hospital by the state in which it is located and is engaged in providing or operating diagnostic and major surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made and provides 24-hour nursing service by or under the supervision of a graduate registered nurse (R.N.);

(b) convalescent care facility licensed by the state as a convalescent nursing facility, a skilled nursing facility, or a custodial care facility and provides continuous nursing service by or under the supervision of a physician or a graduate registered (R.N.) and maintains a daily record of each patient which is available for review by American National and administers a planned program of observation and treatment by a physician which is in accordance with existing standards of medical practice for the injury or sickness causing the confinement; and

(c) hospice facility which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a physician and is licensed, certified or registered in accordance with state law.

Proof of confinement must be provided. This waiver applies to surrenders and withdrawals requested no later than 90 days of the last day of confinement to such facility. The nursing home waiver is not available if You are confined to a hospital, nursing home or hospice facility on the date of issue and if the application is signed by power of attorney. You must be age 80 or younger on the date of issue and must have entered the hospital, convalescent care facility or hospice facility after 90 days from the date of issue.

(2) Disability Waiver - The surrender charge will not be imposed upon any full or partial surrender or systematic withdrawal when You are physically disabled. We require proof of such disability, including written confirmation of receipt and approval of any claim for Social Security Disability Benefits. Proof of continued disability may be required through the date of any partial surrender or systematic withdrawal.

We reserve the right to have You examined by a licensed physician at Our expense. We will not accept any additional Purchase Payments under the Policy once the disability waiver has been elected. The disability waiver is not available if You are receiving Social Security Disability Benefits on the date of issue or You are age 65 or older.

(3) Involuntary Unemployment Waiver - We will waive the surrender charge for any full or partial surrender or systematic withdrawal in the event You become unemployed. The involuntary unemployment waiver is available upon submission of a letter from a state Department of Labor indicating You were employed at least 60 days prior to the election of such waiver. The involuntary unemployment waiver may be exercised only once and is not available if You or the Annuitant is receiving unemployment benefits on the date of issue.

(4) Terminal Illness Waiver - We will waive the surrender charge for any full or partial surrender or systematic withdrawal when You are diagnosed with a terminal illness. We reserve the right to have You examined by a licensed physician at our expense. We will not accept any additional Purchase Payments under the Policy once the terminal illness waiver has been elected. The terminal illness waiver is not available if You are diagnosed with a terminal illness prior to or on the date of issue.

BASIS OF VALUES. All Surrender Values of this Policy are not less than the minimum required by the laws of the state where this Policy is delivered.

TRANSFERS FROM OTHER POLICIES. With Our consent, values from other policies on the life of the Annuitant may be transferred to this Policy and added to the Accumulation Value. This transfer will be subject to the terms, conditions and charges We stipulate on the date the transfer occurs.

DEFERMENT OF PAYMENTS AND EMERGENCY PROCEDURE. We may suspend or delay all procedures which require valuation of a Subaccount if the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Subaccounts. Any provision of this Policy which specified a Valuation Date will be superseded by this emergency procedure.

                            SECTION 7 DEATH BENEFIT

DEATH BENEFIT. In the event of Annuitant's death prior to the Annuity Date, a death benefit will be payable equal to the greater of:

(1) Accumulation Value on the date due proof of death is received by Us at Our home office; or

(2) the minimum guaranteed death benefit on the Policy calculated as of the date that due proof of death is received by Us at Our home office.

The death benefit may be paid in a lump sum to the beneficiary named in the Policy usually within seven days of receipt of proof of death in proper form.

MINIMUM GUARANTEED DEATH BENEFIT. For all dates up to and including the first Six-Year Anniversary Date, the minimum guaranteed death benefit will equal Purchase Payments less partial surrender reductions (as such "partial surrender reductions" are calculated in accordance with this Section 7) made on or before such date. For all subsequent Six-Year Anniversary Dates, the minimum guaranteed death benefit will equal the greater of:

(1)  the Accumulation Value on such Six-Year  Anniversary date, or

(2) the minimum guaranteed death benefit for the immediately preceding Six-Year Anniversary Date, plus Purchase Payments and less partial surrender reductions (as such "partial surrender reductions" are calculated in accordance with this Section 7) made since such immediately preceding Six-Year Anniversary Date.

For all other dates, the minimum guaranteed death benefit will equal the minimum guaranteed death benefit for the immediately preceding Six-Year Anniversary Date plus purchase payments and less partial surrender reductions (as such "partial surrender reductions" are calculated in accordance with this Section 7) made since such immediately preceding Six-Year Anniversary Date.

PARTIAL SURRENDER REDUCTION. An amount equal to (i) the amount of a surrender, multiplied by (ii) the minimum guaranteed death benefit on the date immediately prior to the surrender, divided by (iii) the Accumulation Value on the date immediately prior to the surrender.

                           SECTION 8 ANNUITY OPTIONS

AVAILABILITY. All or a part of any amount payable in settlement of this Policy may be applied to any of the following annuity options, subject to the distribution rules set forth in the :Ownership and Beneficiary" section of this Policy and applicable requirements of law. We will first discharge in a single sum any liability under an assignment of the Policy and any applicable federal or state taxes, fees or assessments which have not otherwise been deducted or offset and which are based or predicated on the Purchase Payments payable on this Policy. The remaining amount is the net sum payable. Other annuity options can be used if agreed to by Us. If you have not elected an annuity option before the Annuitant's death, the beneficiary can choose one. The minimum amount that We will apply to any annuity option is $5,000.00. Any election or change must be written in a form that satisfies Us. Our consent is required for:

(1)  any payment to any entity other  than a natural person; or

(2)  any change in an elected annuity option.

HOW ANNUITY PAYMENTS ARE DETERMINED. There are a number of ways to receive annuity payments. Annuity payments may be received on a fixed basis and/or on a variable basis. All or a portion of the net sum payable may be allocated to any Subaccount. Annuity payments will increase or decrease according to the investment experience of the Subaccount. All or a portion of the net sum payable may be allocated to the Fixed Account. Annuity payments from the Fixed Account will remain the same.

EXPENSES DURING THE ANNUITY PERIOD. The Separate Account will be assessed a daily Separate Account Expense of 0.0031%, reflecting mortality and expense charges.

ANNUITY OPTIONS. The following annuity options are available:

     Option 1. Life Annuity. Annuity payment payable monthly during the lifetime of the Annuitant, ceasing with the last annuity payment due prior to the death of the Annuitant. This option offers the maximum level of monthly annuity payments since there is no provision for a minimum number of annuity payments or a death benefit for beneficiaries. It would be possible under this option for the Annuitant to receive only one annuity payment if death occurred prior to the due date of the second annuity payment, two if death occurred before the third annuity payment, etc.

     Option 2. Life Annuity with 10 or 20 Years Certain and Life Thereafter. An annuity payable monthly during the lifetime of the Annuitant with payments made for a period certain of not less than 10 or 20 years, as elected. The annuity payments will be continued to a designated beneficiary until the end of the period certain upon the death of the Annuitant.

     Option 3. Unit Refund Life Annuity. Available on Variable Annuity payments only. An Annuity payable monthly during the lifetime of the Annuitant with annuity payments made for a period certain not less than the number of months determined by dividing the amount applied under this option by the amount of the first monthly annuity payment. This option guarantees that the Annuity Units but not the dollar value applied under a Variable Annuity payout will be repaid to the Annuitant or his beneficiary.

     Option 4. Joint and Survivor Annuity. An annuity payable monthly during the joint lifetime of the Annuitant and another named individual and thereafter during the lifetime of the survivor, ceasing with the last annuity payment due prior to the death of the survivor. It would be possible under this option, for only one annuity payment to be made if both individuals under the option died prior to the second annuity payment date, or only two annuity payments if both died prior to the third annuity payment date, etc.

     Option 5. Installment Payments, Fixed Period. An amount payable monthly for at least 5 years, but not exceeding 30. The amount of each Variable Annuity payment will be determined by multiplying (a) and (b) where (a) is the Unit Value on the day the annuity payment is made and (b) is the number of Annuity Units applied under this option divided by the number of remaining monthly annuity payments.

     Option 6. Equal Installment Payments, Fixed Amount. An amount payable in equal monthly installments (not less than $6.25 per $1,000 applied) until the amount applied, adjusted daily by the investment results, is exhausted. The final annuity payment will be the remaining sum left with Us.

     Option 7. Deposit Option. The amount due may be left on deposit with Us for placement in its Fixed Account with interest at the rate of not less than 3% per year. Interest will be paid annually, semiannually, quarterly or monthly as elected. This option may not be available under certain Qualified Contracts.

At any time, any amount remaining under Option 5, 6 or 7 may be withdrawn as a full or partial surrender or, if that amount is at least $5,000, may be applied under any one of the first four options. The lump sum payment requested will be paid within seven days of receipt of the request at the Home Office based on the value next computed after receipt of the request. Other annuity options may be made for annuity payments in any reasonable arrangement mutually agreed upon by Us. If the beneficiary dies while receiving annuity payments certain under option 2, 3, 5, or 6 above, the present value will be paid in a lump sum to the estate of the beneficiary.

VALUE OF VARIABLE ANNUITY PAYMENTS: ASSUMED INVESTMENT RATES. The annuity tables in the Policy which are used to calculate the annuity payments are based on an "assumed investment rate" of 3%. If the net investment return of the particular Subaccount selected is such that the net investment return to the Contract is 3% per annum, the annuity payments will remain constant. If the net investment return exceeds 3%, the annuity payments will increase and if the return is less than 3%, the annuity payments will decrease.

The annuity payment will be greater for shorter guaranteed periods than for longer guaranteed periods, and greater for life annuities than for joint and survivor annuities, because the life annuities are expected to be made for a shorter period.

ANNUITY PROVISIONS. The payment amounts illustrated in the annuity option tables are based on the 1983 Table "a", with Projection Scale G, from 1983 to 1993 and 3% interest. The attained age at annuitization will be adjusted downward by one year for each full five year period that has elapsed since January 1, 1993.

         ANNUITY OPTION TABLES FOR ANNUITY PAYMENTS ON A FIXED BASIS
OPTION  5
MONTHLY ANNUITY PAYMENTS FOR EACH $1,000.00 OF THE NET SUM PAYABLE.

Multiply the monthly annuity payment by 2.993 to obtain the quarterly payment, by 5.963 to obtain the semi-annual payment, and by 11.840 to obtain the annual payment.

   -------------------------------------------------------------------------
   Years  Amount  Years  Amount  Years  Amount  Years  Amount  Years  Amount
   -------------------------------------------------------------------------
     5    $ 17.91   11   $ 8.86    16   $ 6.53    21   $ 5.32    26   $ 4.59
     6      15.14   12     8.24    17     6.23    22     5.15    27     4.47
     7      13.16   13     7.71    18     5.96    23     4.99    28     4.37
     8      11.68   14     7.26    19     5.72    24     4.84    29     4.27
     9      10.53   15     6.87    20     5.51    25     4.71    30     4.19
    10       9.61
   -------------------------------------------------------------------------

MONTHLY ANNUITY PAYMENT FOR LIFE FOR EACH $1,000.00 OF THE NET SUM PAYABLE

Age in years means age of payee on birthday prior to the due date of the first payment. Amounts for annuity payments other than monthly are available on request.


            OPTION 2    OPTION 2    OPTION 1        OPTION 2    OPTION 2   OPTION 1
   AGE     Guaranteed  Guaranteed    Life    AGE   Guaranteed  Guaranteed    Life
   IN        Period      Period      Only    IN      Period      Period      Only
  YEARS     10 Years    20 Years            YEARS   10 Years    20 Years
  ---------------------------------------------------------------------------------
            Amount       Amount     Amount          Amount       Amount     Amount
  ---------------------------------------------------------------------------------
    11      $ 2.75       $ 2.74     $ 2.76    46    $ 3.50       $ 3.44     $ 3.54
    12        2.77         2.75       2.79    47      3.54         3.48       3.58
    13        2.78         2.76       2.80    48      3.58         3.52       3.63
    14        2.79         2.77       2.81    49      3.63         3.56       3.68
    15        2.80         2.78       2.82    50      3.68         3.60       3.73

    16        2.81         2.79       2.83    51      3.73         3.64       3.79
    17        2.82         2.80       2.84    52      3.78         3.69       3.83
    18        2.83         2.81       2.86    53      3.83         3.74       3.89
    19        2.85         2.83       2.87    54      3.89         3.79       3.95
    20        2.86         2.84       2.88    55      3.95         3.83       4.02

    21        2.88         2.85       2.90    56      4.01         3.89       4.08
    22        2.89         2.86       2.91    57      4.08         3.94       4.16
    23        2.91         2.88       2.93    58      4.15         3.99       4.23
    24        2.92         2.90       2.95    59      4.22         4.05       4.31
    25        2.94         2.91       2.96    60      4.30         4.11       4.40

    26        2.95         2.93       2.98    61      4.38         4.17       4.49
    27        2.97         2.95       3.00    62      4.47         4.22       4.58
    28        2.99         2.97       3.02    63      4.56         4.28       4.68
    29        3.01         2.98       3.04    64      4.65         4.34       4.79
    30        3.03         3.00       3.06    65      4.75         4.40       4.90

    31        3.05         3.02       3.08    66      4.85         4.46       5.02
    32        3.07         3.05       3.10    67      4.96         4.52       5.15
    33        3.09         3.07       3.12    68      5.07         4.57       5.28
    34        3.12         3.09       3.15    69      5.19         4.63       5.42
    35        3.14         3.11       3.17    70      5.31         4.68       5.58

    36        3.17         3.14       3.20    71      5.44         4.72       5.74
    37        3.20         3.16       3.23    72      5.57         4.76       5.91
    38        3.22         3.19       3.25    73      5.70         4.80       6.10
    39        3.25         3.22       3.28    74      5.84         4.83       6.30
    40        3.28         3.25       3.32    75      5.98         4.86       6.50

    41        3.31         3.27       3.35    76      6.12         4.88       6.72
    42        3.35         3.31       3.38    77      6.27         4.90       6.96
    43        3.38         3.34       3.42    78      6.39         4.92       7.20
    44        3.42         3.37       3.46    79      6.52         4.94       7.46
    45**      3.46         3.41       3.50    80**    6.64         4.96       7.72
  ---------------------------------------------------------------------------------
    ** and over

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



OPTION 4
JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENT FOR EACH  $1,000.00 OF NET
SUM PAYABLE

Age in years means age of the payee on the birthday prior to the due date of the first payment. Monthly annuity payment to the Annuitant with annuity payment to the surviving spouse based on the elected Specified Amount Payment.

--------------------------------------------------------------------------------
 Age     Specific    Specific   Specific   Age   Specific   Specific  Specific
 in       Amount      Amount     Amount    in     Amount     Amount    Amount
 Years   One-Half   Two-Thirds    Full    Years  One-Half  Two-Thirds   Full
         Payment     Payment     Payment          Payment    Payment   Payment
--------------------------------------------------------------------------------
  55     $ 4.38      $ 4.22      $ 3.94     63    $ 5.06    $ 4.83      $ 4.43
  56       4.44        4.28        3.99     64      5.17      4.93        4.51
  57       4.52        4.35        4.04     65      5.29      5.03        4.59
  58       4.59        4.42        4.10     66      5.42      5.15        4.68
  59       4.68        4.49        4.16     67      5.55      5.27        4.77
  60       4.76        4.57        4.22     68      5.69      5.39        4.88
  61       4.86        4.65        4.28     69      5.85      5.53        4.98
  62       4.95        4.74        4.35     70      6.01      5.67        5.10
--------------------------------------------------------------------------------

Amounts shown apply if both payees are the same age. Amounts for annuity payments other than monthly and for other ages are available on request.


                         SECTION 9 GENERAL PROVISIONS

CONTRACT AND REPRESENTATIONS. This Policy and the attached copy of the application forms the entire contract. All statements in the application will be deemed representations and not warranties. Only statements in the application will be used to defend a claim or to contest the contract.

MODIFICATION OF CONTRACT. Only Our president, a vice-president, or secretary has the power to change this Policy. Any change must be in writing signed by one of the above-named officers.

EFFECTIVE DATE. This Policy takes effect on the date of issue shown on the data page upon:

(1)  payment of the first Purchase Payment; and

(2)  Policy delivery during the Annuitant's lifetime.

Policy Years, months, and anniversaries are measured from the date of issue.

INCONTESTABILITY. This Policy will not be contested after it has been in force during the lifetime of the annuitant for 2 years from the date of issue.

ASSIGNMENT. No assignment will bind Us until recorded at Our home office. We are not obliged to see that an assignment is valid or sufficient. Any claim by an assignee is subject to proof of the validity and extent of the assignee's interest in the Policy.

CONTRACT SETTLEMENT. All amounts due under this Policy are payable at Our home office. We must be given:

(1)  this Policy for inspection or surrender for   final settlement; plus

(2)  proof that the Annuitant is living or proof   of death in the event of
     claim by death.

ANNUAL REPORT. While this Policy is in force prior to the Annuity Date, We will provide You with an annual report of the Accumulation Value.

MISSTATEMENT OF AGE . If age of the Annuitant is misstated, any benefits or amounts payable will be changed to what the Accumulation Value would have bought for the correct age. In the event We made any underpayments on account of such misstatement, the total amount of underpayment due to the payees shall be paid immediately in one sum. Any overpayments by us shall be deducted from any succeeding payments due under this Policy.


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



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                                      13

    NONPARTICIPATING FLEXIBLE PURCHASE PAYMENT DEFERRED  VARIABLE ANNUITY.
         NO DIVIDENDS. ANNUITY BENEFITS  PAYABLE AT THE ANNUITY DATE.
 DEATH BENEFIT PAYABLE IN EVENT OF DEATH  OF ANNUITANT PRIOR TO ANNUITY DATE.


                               ALPHABETIC GUIDE
                                                                        PAGE

 Accumulation Value.............................................          6
 Addition, Deletion or Substitution of Investments..............          5
 Age at Issue...................................................  Data Page
 American National Fixed Account................................          4
 American National Variable Annuity Separate  Account...........        4,5
 Annual Report..................................................         12
 Annuity Date...................................................  Data Page
 Annuity Options................................................       9,10
 Annuity Option Tables for Annuity Payments  on a Fixed Basis...      11,12
 Annuity Provisions.............................................         10
 Assignment.....................................................         12
 Availability...................................................          9
 Basis of Values................................................          8
 Beneficiary Interest...........................................          4
 Change of Beneficiary..........................................          4
 Contract and Representations...................................         12
 Contract Settlement............................................         12
 Date of Crediting..............................................          3
 Date of Issue..................................................  Data Page
 Death Benefit..................................................          9
 Death of Owner.................................................          4
 Deferment of Payments and Emergency  Procedure.................          8
 Effective Date.................................................         12
 Expenses During The Annuity Period.............................          9
 Fixed Account Accumulation Value...............................          6
 Flexibility....................................................          3
 Full Surrender.................................................        6,7
 How Annuity Payments Are Determined............................          9
 Incontestability...............................................         12
 Minimum Guaranteed Death  Benefit..............................          9
 Minimum Accumulation Value.....................................          3
 Misstatement of Age and Sex....................................         12
 Modification of Contract.......................................         12
 Ownership......................................................          4
 Partial Surrender  Reduction...................................          9
 Partial Surrenders and Systematic  Withdrawals.................          7
 Policy Data....................................................  Data Page
 Purchase Payments..............................................          3
 Separate Account Accumulation  Value...........................          6
 Subaccounts....................................................          5
 Transfers......................................................          5
 Transfers During The Annuity Period............................          5
 Transfers From Other Policies..................................          8
 Value of Variable Annuity Payments: Assumed  Investment Rates..         10
 Waiver of Surrender Charges....................................        7,8
 When Owner Is a Minor..........................................          4



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